CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard L. Peteka, Chief Financial Officer of Smith Barney Telecommunications Trust - Smith Barney
Telecommunications Income Fund (the "Registrant"), each certify to the best of his her knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                  Chief Financial Officer
Smith Barney Telecommunications Trust -  Smith Barney Telecommunications Trust -
Smith Barney Telecommunications Income   Smith Barney Telecommunications Income
Fund                                     Fund


/s/ R. Jay Gerken                        /s/ Richard Peteka
-------------------------------          ---------------------------------------
R. Jay Gerken                            Richard Peteka
Date: March 10, 2004                     Date: March 10, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.